                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  ------------

                                 NS GROUP, INC.

             (Exact name of registrant as specified in its charter)

       Kentucky                                            61-0985936
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            Ninth and Lowell Streets

                             Newport, Kentucky 41072

                        (Address, including zip code, of

                    registrant's principal executive offices)

                                 --------------

                        NS GROUP, INC. SALARIED EMPLOYEES

                             RETIREMENT SAVINGS PLAN

                            (Full title of the plan)

                                  ------------

                         John R. Parker, Vice President

                                 NS Group, Inc.

                            Ninth and Lowell Streets

                             Newport, Kentucky 41072

                                 (606) 292-6809

                      (Name, address and telephone number,

                   including area code, of agent for service)

                                  ------------
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                 Proposed maximum       Proposed maximum

Title of securities             Amount to        offering price per     aggregate offering     Amount of
to be registered                be registered    share                  price                  registration fee
                                                 (1)                    (1)
------------------------------- ---------------- ---------------------- ---------------------- ----------------
Common Stock, no par value,         450,000            $3.90625              $1,757,813                $489
including Preferred Stock
Purchase Rights (2)

------------------------------- ---------------- ---------------------- ---------------------- ----------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average of the reported high and low prices of a share of Common Stock on the New York Stock Exchange on February 24, 1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the benefit plan described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

         ----------------------------------------

         The following documents filed by NS Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  The Annual Report of the NS Group, Inc. Salaried Employees Flexible Compensation Plan (now known as the NS Group, Inc. Salaried Employees Retirement Savings Plan) on Form 11-K for the year ended September 27, 1997 filed pursuant to Section 13 of the Exchange Act and the requirements of Form S-8;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998 filed pursuant to Section 13(a) of the Exchange Act;

                  (c) The description of the Company's Common Stock, no par value ("Common Stock"), contained in the Registration Statement on Form 8-A, dated November 17, 1988, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

                  The description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A, dated November 5, 1998, filed pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------
         Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provide that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan.

         A person, who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute, is entitled to be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination may be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated so to act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by the statute is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which will inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

         The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the Kentucky Business Corporation Act.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------
         Not applicable.

Item 8.  Exhibits.
         ---------
         See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         -------------
         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on this 26th day of February, 1999.

                                             NS GROUP, INC.


                                             By /s/ John R. Parker
                                             ---------------------
                                             John R. Parker
                                             Vice President, Treasurer and Chief
                                             Financial Officer

                                POWER OF ATTORNEY
                                -----------------

         Each person whose signature appears below hereby constitutes and appoints Clifford R. Borland and John R. Parker, and each of them severally, as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments (including post-effective amendments) to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorneys and each of them.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

---------------------------------------- ------------------------------------------------ -----------------
Name                                     Title                                            Date
----                                     -----                                            ----
---------------------------------------- ------------------------------------------------ -----------------

 /s/ Clifford R. Borland                 President, Chief Executive Officer and           February 26, 1999
--------------------------               Director (principal executive officer)
Clifford R. Borland


 /s/ John R. Parker                      Vice President, Treasurer and Chief Financial    February 26, 1999
-------------------------                Officer (principal financial officer)
John R. Parker

 /s/ Thomas J. Depenbrock                Vice President and Corporate Controller          February 26, 1999
-------------------------                (principal accounting officer)
Thomas J. Depenbrock

 /s/ Paul C. Borland, Jr.                Director                                         February 26, 1999
-------------------------
Paul C. Borland, Jr.

 /s/ Ronald R. Noel                      Director                                         February 26, 1999
-------------------------
Ronald R. Noel

 /s/ John B. Lally                       Director                                         February 26, 1999
-------------------------
John B. Lally

/s/ Patrick J.B. Donnelly                Director                                         February 26, 1999
-------------------------
Patrick J.B. Donnelly

 /s/ R. Glen Mayfield                    Director                                         February 26, 1999
-------------------------
R. Glen Mayfield

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the NS Group, Inc. Salaried Employees Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Newport, Commonwealth of Kentucky, on February 24, 1999.

                                    ADVISORY COMMITTEE

                                                 By /s/ Thomas J. Depenbrock
                                                    --------------------------
                                                    Thomas J. Depenbrock, Member

                                                 By /s/ Ronald R. Noel
                                                    ----------------------------
                                                    Ronald R. Noel, Member

                                                 By /s/ John R. Parker
                                                    ----------------------------
                                                    John R. Parker, Member

                                INDEX TO EXHIBITS
                                -----------------

         (4)      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
                  INDENTURES:

                    4.1 Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 dated January 17, 1995 (Reg. No. 33-56637) *

                    4.2 Amended and Restated By-Laws of the Company dated December 4, 1995, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (File No. 1-9838)*

                    4.3       NS Group, Inc. Salaried Employees Retirement
                              Savings Plan

                    4.4 Trust Agreement for NS Group, Inc. Salaried Employees Retirement Savings Plan

         (23)     CONSENTS OF EXPERTS AND COUNSEL:

                  23.1     Consent of Arthur Andersen LLP

         (24)     POWERS OF ATTORNEY

                  24.1 A Power of Attorney granted by each director executing this registration statement is set forth on the signature page to this Registration Statement

-------------------------------------

* Indicates that exhibit is incorporated by reference from a previous filing with the Securities and Exchange Commission.